UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD.

Item 7.01 Regulation FD Disclosure.

Unit Drilling Company closed the acquisition of a privately owned drilling company operating primarily in the Texas Panhandle. The acquired company owns nine drilling rigs, a fleet of 11 trucks, and an office, shop and equipment yard. The drilling rigs range from 800 horsepower to 1,000 horsepower with depth capacities rated from 10,000 to 15,000 feet. Seven of the nine drilling rigs are currently operating under contract, while one drilling rig is being refurbished and should be operational during the third quarter.

Unit’s exploration and development operations also announced that it continues to have success in the Panola Field, located approximately 100 miles southeast of Tulsa, Oklahoma in the Arkoma Basin. The most recent success is Unit’s Lively #8X (29.78% working interest, 22.95% net interest), a Lower Atoka completion that penetrated approximately 319 feet of net natural gas pay. First natural gas sales commenced on May 7 with the current total rate at 16.7 million cubic feet equivalent per day with a flowing tubing pressure of 901 pounds per square inch. The Lively #7, which commenced natural gas sales on May 2, 2006, has cumulative production of 15.0 Bcfe and is currently producing at a total rate of 23.3 Mmcf per day. We plan to drill an east offset well to the Lively #8X during the second half of 2007. We plan to drill an east offset to the Lively #8X during the second half of 2007. In addition, we plan to participate in six to eight deeper Spiro wells in the Panola Field during the remainder of the year.

The press release furnished as an exhibit to this report includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by the Company form time to time in its filing with the Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1	Press release announcing acquisition of drilling company and other operations updates dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 6, 2007	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

1

EXHIBIT INDEX

Exhibit No.             Description.

99.1	Press release announcing acquisition of drilling company and other operations updates dated June 6, 2007